Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207928

PROSPECTUS SUPPLEMENT (To the Prospectus Dated June 15, 2016)

Series E-4 Warrants to purchase up to 7,017,544 Shares of Common Stock

7,017,544 Shares of Common Stock underlying the Series E-4 Warrants

Series E-7 Warrants to purchase up to 5,263,158 Shares of Common Stock

5,263,158 Shares of Common Stock underlying the Series E-7 Warrants

MAGNEGAS CORPORATION

We are offering: (i) Series E-4 “Greenshoe” Warrants to purchase up to 7,017,544 shares of our common stock; and (ii) Series E-7 Warrants to purchase up to 5,263,158 shares of our common stock. Each Series E-4 Warrant will have an initial exercise price of $1.01. Each Series E-7 Warrant will be pre-paid at a price per share of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) minus $0.01. The exercise price of each Series E-7 Warrant will be $0.01. The Series E-4 Warrants and Series E-7 Warrants are being offered to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus and securities purchase agreement with such investor dated June 27, 2016.

The Series E-4 Warrants will be exercisable, subject to certain limitations, immediately and will expire 90 days after shareholder approval for the Company to possibly issue underlying shares pursuant to the securities purchase agreement in excess of 19.99% of the issued and outstanding shares of common stock on June 27, 2016 is obtained and deemed effective. The Series E-7 Warrants will be exercisable, subject to certain limitations, immediately and have an infinite term of exercise.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA”. On June 28, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.56 per share. As of June 28, 2016, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $40.8 million, which was calculated based on 40,403,154 shares of outstanding common stock held by non-affiliates and on a price per share of $1.01, the closing price of our common stock on May 3, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

MagneGas Corporation is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 to read about factors you should consider before investing in the securities.

We have not retained an underwriter or placement agent in connection with this registered offering. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchase on or about June 29, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Series E-4 Warrant	Per Share	Maximum Offering
Public offering price	$0	$0
Proceeds to us, before expenses	$0	$0

Series E-7 Warrant	Per Share	Maximum Offering
Public offering price	$0.57	$3,000,000
Proceeds to us, before expenses	$0.56	$2,947,368

The date of this prospectus supplement is June 29, 2016.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

3

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, warrants, rights and units from time to time in one or more offerings up to an aggregate initial offering price of $50,000,000.

The accompanying prospectus provides you with a general description of the securities we may offer. In this prospectus supplement, we provide you with specific information about this offering of our warrants. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include important information about us, our common stock and other information you should know before investing. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein and therein before investing in our securities.

You should rely only on the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent has authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “MagneGas,” the “Company,” “we,” “us” and “our” to refer to MagneGas Corporation. Our fiscal year ends on the last day of December.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements.  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited financial resources and our ability to obtain additional financing;
•	the development and successful commercial acceptance of our products;
•	the cost of compliance with government regulations;
•	that our technology is unproven on a large-scale industrial basis;
•	our dependence on our management team
•	risks of product liability;
•	our competition, including from significantly larger alternative fuel companies;
•	a slow pace of industry adoption of MagneGas2®; and
•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement to conform our statements to actual results or changed expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.  This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

Overview

We were organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and our name was changed to MagneGas Corporation.

Our Products

We currently have three products: the fuel called MagneGas2® for the metal working industry, the equipment primarily known in the firefighting industry, known as MagneTote, and the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, the Company sells metal cutting fuels and ancillary products through its wholly owned subsidiary, Equipment Sales and Service, Inc. (“ESSI”), a Florida corporation.

While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

Fuel

In the United States, we currently produce MagneGas2®, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting. The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent tests have confirmed that it cuts 38% faster than acetylene. The fuel has similar properties as acetylene making it easier for end users to adopt with limited training.

MagneTote is a storage and transport system that can be used by firefighters, military and first responders which allows quicker access to fuel. The system has been designed to be used in emergency extraction situations.

Equipment

The Plasma Arc Flow® System can gasify many forms of liquids and liquid waste such as used vegetable oils, ethylene glycol and sewage and sludge. Plasma Arc Flow® refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow® refineries range in price from $500,000 to $5 Million.

The Company is pursuing three major market segments:

•	Industrial Gas Sales

•	Equipment Sales for Liquid Waste Processing

•	Use of MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company’s Research and Development focuses on the following:

•	High volume processing of oil

•	Combustion of MagneGas2® with hydrocarbon fuels, such as coal, to reduce emission

•	Third party verification of fuel and equipment safety and performance results

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Sales

Industrial Gas Sales

ESSI is being used as a launching platform to accelerate MagneGas2® fuel sales into the Florida market by allowing the Company access to a variety of goods and services for the metal working market and access to acetylene customers for potential conversion into MagneGas2®. In 2015, ESSI had sales of $2,383,981 which includes MagneGas2® fuel sales.

ESSI operates a business of sales and distribution of industrial gases and related equipment from its headquarters in Pinellas Park, Florida.

Additionally, we intend to acquire other gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

The Company has a strategy of selling fuel to the military, the first responder market and major marquee customers in the electric utility and waste to energy industry. The fuel is sourced through ESSI or through local distributor relationships in various states. To that end it has received initial fuel orders from several major customers including utility companies, a transportation company, the U.S. Navy, the Fire Department of New York and several others. All of these sales have long sales cycles as initial orders have been received and filled and the Company is in various stages of the procurement process for additional penetration and recurring orders. The ramp of period for these customers can range from several weeks to several months. In addition, the Company has signed an exclusive distribution agreement with a Florida company to distribute fuel and MagneTote to the first responder market throughout the Southeastern United States.

Equipment Sales

The Company is pursuing international equipment sales in strategic areas of the world through social media, industry events and a network of independent brokers. The Company also retained two experienced consultants for this market, one with substantial experience in waste-water and hazardous waste remediation and the other with international access to funding and partners through the United Nations.

On November 11, 2015, the Company executed agreements with Green Arc Supply of Louisiana for the sale of a MagneGas2® gasification system for $765,000. A deposit of $382,500 was received at the execution of the agreements with $191,500 due and payable when the system construction is 75% complete, balance due and payable upon the completion of the system construction. The Company has until August 2016 to complete the manufacture of the system.

MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company has completed internal testing both in the United States and Australia of the effect of combusting MagneGas2® with hydrocarbon fuel exhaust and has demonstrated reduced hydrocarbon emission and increased heat with the co-combustion of coal and other hydrocarbon fuels and MagneGas2®.

On September 13, 2014 the Company and FuturEnergy PTY, LTD of Australia signed a term sheet in order to form a Joint Venture (“JV LLC Australia”) for the purposes of pursuing the co-combustion of MagneGas2® fuel with hydrocarbon fuels to reduce emissions. Under the terms of the agreement, each owner of JV LLC Australia controls 50% of the rights to all hydrocarbon fuel emission reductions through co-combustion of MagneGas2® fuel including diesel, gasoline and coal.

On March 20, 2015, the Company and FuturEnergy PTY, LTD finalized a term sheet (the “March 2015 Term Sheet”) with a confidential party from Michigan for a tri-party joint venture implemented through a Delaware limited liability company (the “JV LLC”). Each party owns one-third of the JV LLC which is engaged in the worldwide testing, development, and pursuit of the co-combustion of MagneGas2® with coal and coal by-products in the electric power plant industry. The March 2015 Term Sheet was due to expire on December 31, 2015 unless the three parties agreed to extend the term. During the week of December 14, 2015, the JV LLC successfully tested the co-combustion technology internally. On December 26, 2015, the parties agreed to extend the March 2015 Term Sheet until December 31, 2016. The extension allows the parties to attain verification by an independent agency of the co-combustion technology by December 31, 2016.

S-2

A major research center in the United States associated with a large utility company is currently conducting third party testing and validation. The accident at the Company headquarters on April 16, 2015 (please see below under the heading “Accident at Company Facility”) has delayed the supply of fuel for this testing. In late 2015 we began production again of the fuel needed for the co-combustion testing. It is now anticipated that this validation report will be received in 2016. There are, however, many variables associated with the timing of this report. In late 2015, the Company identified the specific fuel characteristics needed to optimize combustion, which is a significant development for this project.

Research and Development

Increased System Efficiency for Greater Fuel Output

The Company has begun working with an advanced power system to test another method of delivering power to the arc within the MagneGas system. Initially analysis has shown that using a more efficient power delivery method could increase fuel output per kilowatt. This testing started in May 2016 and is ongoing.

Sterilization System for Agricultural Use

In early 2015, the Company completed a new generation of mobile systems for use with the sterilization of manures and sewage waste. It has developed a new 50kw Venturi System which was tested at a major hog farm in Indiana. The Company has conducted multiple successful tests at the farm with increasing flow and efficiency rates. The pilot plant achieved what was expected, namely it achieved full sterilization of manures processed through the 50kw pilot system. The Company made a presentation to officials at the United States Department of Agriculture in early 2016. The officials indicated that there are grant programs available for these types of projects and the Company has retained a consultant to assist through the grant application process which was submitted May 10, 2016. A decision on the grant application is anticipated to arrive in September 2016.

Facilities

In March 2016, the Company moved into its new headquarters 18855 44th Street North, Clearwater, Florida. This new facility is 18, 000 square feet and has the capacity for three MagneGas systems to run simultaneously for multiple shifts. The Company is in the process of installing all three systems while we continue to produce fuel in our old location

Intellectual Property

The Plasma Arc Flow® refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced. In addition to the patents list below, the Company has several patents pending.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U. S. patents:

U. S. Patent No. 6,926,872 –issued August 9, 2005, expires June 29, 2018, titled “Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;”

U. S. Patent No. 6,972,118– issued December 6, 2005, expires November 13, 2022, titled “Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;”

S-3

U. S. Patent No. 7,780,924– issued August 24, 2010, expires June 7, 2029, titled “Plasma-arc-flow apparatus for submerged long lasting electric arcs operating under high power, pressure and temperature conditions to produce a combustible gas;”

U. S. Patent No. 8,236,150 – issued August 7, 2012, expires September 17, 2030, titled, “Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs;”

U.S. Patent No. 6,183,604 – issued February 6, 2001, expires August 11, 2019, titled “Durable and efficient equipment for the production of a combustible and non-pollutant gas from underwater arcs and method therefor;”

U.S. Patent No. 6,540,966 – issued April 1, 2003, expires June 29, 2018, titled “Apparatus and Method for Recycling Contaminated Liquids;”

U.S. Patent No. 6,673,322 – issued January 6, 2004, expires June 29, 2018, titled “Apparatus for Making a Highly Efficient, Oxygen Rich Fuels;” and

U.S. Patent No. 6,663,752 – issued December 16, 2003, expires July 9, 2022, titled “Clean Burning Liquid Fuel Produced Via a Self -Sustaining Processing of Liquid Feedstock.”

In addition to the above-listed utility patents, MagneGas Corporation is the assignee of multiple pending provisional applications and non-provisional utility patent applications. Furthermore, MagneGas Corporation is the owner of record for the registered trademark MAGNEGAS in both the United States and Mexico.

Accident at Company Facility

On April 16, 2015, there was an accident at the Company’s facilities which occurred during the gas filling process. As a result of the accident, one employee was killed and one was injured but has recovered and has returned to work. Although the Company has Workers Compensation Insurance and General Liability Insurance, the financial impact of the accident is unknown at this time. No customers have terminated their relationship with the Company as a result of the accident. On October 14, 2015 the Company received their final report from the Occupational and Safety Hazard Administration (“OSHA”) related to the accident at the Company headquarters on April 16, 2015.  The OSHA report included findings, many of which were already resolved and a proposed citation. The Company was not cited for any willful misconduct and no final determination was made as to the cause of the accident.  The Company received citations related to various operational matters with a total fine of $52,000. The Company has also been informed by the U.S. Department of Transportation that it has closed its preliminary investigation with no findings or citations to the Company. The U.S. Department of Transportation has the right to re-open the investigation should new information become available.

The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time.  It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales.  The Company continues to be fully operational and transparent with all regulatory agencies.

Employees

We presently have forty one full-time employees. We occasionally have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

Corporate Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

S-4

The Registered Offering

Series E-4 Warrants

Series E-4 Warrants	Up to 7,017,544 shares of common stock. Each Series E-4 Warrant will have an exercise price of $1.01 per share, will be exercisable upon issuance and will expire 90 days after shareholder approval for the Company to possibly issue underlying shares pursuant to the securities purchase agreement in excess of 19.99% of the issued and outstanding shares of common stock on June 27, 2016 is obtained and deemed effective.; provided, however, the holder of the Series E-4 Warrant in lieu of receiving shares of common stock upon exercise, may pay the aggregate exercise price less $0.01 and extend the term of such Series E-4 Warrant, to the extent exercised, indefinitely as a pre-paid Series E-4 Warrant. This prospectus supplement also relates to the registered offering of shares of common stock issuable upon the exercise of the Series E-4 Warrants.

Listing	We are not listing our Series E-4 Warrants on an exchange or any trading system and we do not expect that a trading market for our Series E-4 Warrants will develop.

Series E-7 Warrants

Series E-7 Warrants

Up to 5,263,158 shares of common stock. Each Series E-7 Warrant will be pre-paid at a price per share of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) minus $0.01. The Series E-7 Warrants will be exercisable, subject to certain limitations, immediately and have an infinite term of exercise. This prospectus supplement also relates to the registered offering of shares of common stock issuable upon the exercise of the Series E-7 Warrants.

Listing	We are not listing our Series E-7 Warrants on an exchange or any trading system and we do not expect that a trading market for our Series E-7 Warrants will develop.

Use of proceeds	We intend to use the net proceeds from this offering primarily working capital and general corporate purposes. See “Use of Proceeds.”

Market and Trading Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 11 of the accompanying prospectus.

As of June 28, 2016, we had 45,899,534 shares of common stock outstanding. This amount will not change as a result of this registered offering until the Series E-4 Warrants and Series E-7 Warrants are exercised. If the Series E-7 Warrants are fully exercised, we will have 51,162,692 shares of common stock outstanding as a result of this registered offering.

S-5

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, accompanying prospectus, and the documents incorporated by reference. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus supplement.

Risks Relating to Our Business

There can be no assurance that we can achieve or maintain profitability.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small business. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

•	management’s ability to maintain the technology and skills necessary for our fuel conversion services;
•	our ability to keep abreast of changes by government agencies and in the law, particularly in the areas of intellectual property and environmental regulation;
•	our ability to attract customers who require the products and services we offer;
•	our ability to generate revenues through the sale of our products and services to potential clients; and
•	our ability to manage the logistics and operations of our company and the distribution of our products and services.

We have had operating losses since formation and expect to incur net losses for the near term.

Our operating results have recognized losses in the amount of $1,621,395 and $2,197,552 for the three months ended March 31, 2016 and 2015, respectively. We currently use approximately $460,000 per month to fund operations. We anticipate that we will lose money in the near term and we may not be able to achieve profitable operations. In order to achieve profitable operations we need to secure sales of fuel and Plasma Arc Flow® System. We anticipate the need to raise additional capital in the near term to satisfy our plan of operations.

We will need additional funding to continue operations, which may not be available to us on favorable terms or at all.

To date, we have generated only limited revenue from our products and have not achieved positive cash flows or profitability. We expect to continue to incur significant operating losses for the foreseeable future as we incur costs associated with the continuation of our research and development programs, expand our sales and marketing capabilities, increase manufacturing of our products, pursue potential acquisitions and comply with the requirements related to being a U. S. public company listed on the Nasdaq Capital Market. As a result, additional funding will be needed and it may not be available on terms favorable to us, or at all. If we raise additional funding through the issuance of equity securities, our stockholders may suffer dilution and our ability to use our net operating losses to offset future income may be limited. If we raise additional funding through debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, require us to use our cash to make payments under such indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we are unable to secure additional funding, our development programs and our commercialization efforts would be delayed, reduced or eliminated, our relationships with our suppliers and customers may be harmed, and we may not be able to continue our operations.

S-6

The growth of our business depends upon the development and successful commercial acceptance of our products.

We depend upon a variety of factors to ensure that our MagneGas2® and the Plasma Arc Flow® System are successfully commercialized, including timely and efficient completion of design and development, implementation of manufacturing processes, and effective sales, marketing, and customer service. Because of the complexity of our products, significant delays may occur between development, introduction to the market and volume production phases.

The development and commercialization of MagneGas2® and the Plasma Arc Flow® System involves many difficulties, including:

•	retention and hiring of appropriate operational, research and development personnel;
•	determination of the products’ technical specifications;
•	successful completion of the development process;
•	successful marketing of MagneGas2® and the Plasma Arc Flow System® and achieving customer acceptance;
•	managing inventory levels, logistics and operations; and
•	additional customer service and warranty costs associated with supporting product modifications and/or subsequent potential field upgrades.

We must expend significant financial and management resources to develop and market MagneGas2® and the Plasma Arc Flow System®. We cannot assure that we will receive meaningful revenue from these investments. If we are unable to continue to successfully develop or modify our products in response to customer requirements or technological changes, or our products are not commercially successful, our business may be harmed.

Acquisitions constitute a key aspect of our growth strategy, and our potential inability to successfully integrate newly acquired companies or businesses could adversely affect our financial results.

We may pursue acquisitions of other companies or their businesses in the future. Acquisitions are a key aspect of our growth strategy and, as a result, there can be no assurance that these transactions will be successful from an integration or financial perspective. If we complete acquisitions, we face many risks commonly encountered with growth through these transactions. These risks include:

•	incurring significantly higher than anticipated capital expenditures and operating expenses;

•	failing to assimilate the operations, customers, and personnel of the acquired company or business;

•	disrupting our ongoing business;

•	dissipating our management resources;

•	dilution to existing stockholders from the issuance of equity securities;

•	liabilities or other problems associated with the acquired business;

•	incurring debt on terms unfavorable to us or that we are unable to repay;

•	becoming subject to adverse tax consequences, substantial depreciation or deferred compensation charges;

•	improper compliance with laws of foreign jurisdictions;

•	failing to maintain uniform standards, controls and policies; and

S-7

•	impairing relationships with employees and customers as a result of changes in management.

Fully integrating an acquired company or business into our operations may take a significant amount of time. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered with acquisitions. To the extent we do not successfully avoid or overcome the risks or problems related to any acquisition, our results of operations and financial condition could be adversely affected. Future acquisitions also could impact our financial position and capital needs, and could cause substantial fluctuations in our quarterly and yearly results of operations. Acquisitions could include significant goodwill and intangible assets, which may result in future impairment charges that would reduce our stated earnings.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue.

Failure to obtain operating permits, or otherwise to comply with federal and state regulatory and environmental requirements, could affect our abilities to market and sell MagneGas2® and the Plasma Arc Flow System® and could have a material adverse effect on our business and operations.

We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls. To the extent we intend to market the Plasma Arc Flow® System internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that we will be able to obtain or maintain, required permits and approvals, that new or more stringent environmental regulations will not be enacted or that if they are, that we will be able to meet the stricter standards.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with U.S. GAAP require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments, and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

The Plasma Arc Flow® System has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained on a large-scale industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that our MagneGas2® will be cost competitive in the market.

Our future success is dependent, in part, on the performance and continued service of Ermanno Santilli and other key personnel. Without their continued service, we may be forced to interrupt our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Ermanno Santilli, our President and CEO. Ermanno has several years of experience regarding the technical operation and deployment of our refineries and has built deep relationships with our partners. The loss of any of his services would delay our business operations substantially.

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Our related party transactions may cause conflicts of interests that may adversely affect our business.

Our intellectual property was purchased through a related party transaction with Hyfuels, Inc, a company which our former Chairman of our Board of Directors (the “Board”), Dr. Ruggero Santilli, serves as the President and Chief Executive Officer, who through the transaction became a stockholder of our company. We currently lease our building through a related party transaction with a company wholly-owned by Dr. Santilli and his spouse and member of the Board, Carla Santilli. In addition, Dr. Santilli has personally contributed a small refinery for our use and we have received various small notes and loans from related parties, all of which have been paid in full. In addition, we own a 20% interest in MagneGas Europe, a company whose major stockholder is Ermanno Santilli, our Chief Executive Officer.

We believe that these transactions and agreements that we have entered into with these affiliates are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our Board is faced with decisions that could have different implications for us and these affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, which could have a material adverse effect on our ability to raise capital or to do business.

We have the potential risk of product liability, which may subject us to litigation and related costs.

Our Plasma Arc Flow® System may be utilized in a variety of industrial and other settings, and may be used to handle materials resulting from the user's generation of liquid waste and the creation of a compressed hydrogen based fuel for distribution to end customers. The equipment, cylinders and gas will therefore be subject to risks of breakdowns and malfunctions. There is also inherent risk in the compression, transportation and use of MagneGas2® fuel. It is possible that claims for personal injury and business losses arising out of these risks, breakdowns and malfunctions will occur. Our insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

In addition, due to the April 16, 2015 accident (as described above under the heading “Accident at Company Facility”), we may subject to a fine by OSHA as well as litigation costs. Such costs could have a material adverse effect on our financial condition and results of operations. Since no cause of the accident has been determined, we may be subject to sales losses should the cause be determined to require a change in fuel production systems or processes.

Because we are smaller and have fewer financial and other resources than many alternative fuel companies, we may not be able to successfully compete in the very competitive alternative fuel industry.

Fuel is a commodity. There is significant competition among existing alternative fuel producers. Our business faces competition from a number of producers that can produce significantly greater volumes of fuel than we can or expect to produce, producers that can produce a wider range of fuel products than we can, and producers that have the financial and other resources that would enable them to expand their production rapidly if they chose to. These producers may be able to achieve substantial economies of scale and scope, thereby substantially reducing their fixed production costs and their marginal productions costs. If these producers are able to substantially reduce their marginal production costs, the market price of fuel may decline and we may be not be able to produce biogas at a cost that allows us to compete economically. Even if we are able to operate profitably, these other producers may be substantially more profitable than us, which may make it more difficult for us to raise any financing necessary for us to achieve our business plan and may have a materially adverse effect on the market price of our common stock.

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Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations may suffer.

Liquid waste disposal and fuel production involves the discharge of potential contaminants into the water and air and is subject to various regulatory and safety requirements. As a result, we are subject to complicated environmental regulations of the U. S. Environmental Protection Agency and regulations and permitting requirements of the various states. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our production plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the plants arising from air or water discharges. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs resulting therefrom could significantly increase our operating costs.

Because MagneGas2® is new to the metalworking market, it may take time for the industry to adapt to it. In addition, the economy may adversely impact consumption of fuel in the metalworking market making it more difficult for us to sell our product.

MagneGas2® is a replacement for acetylene for the metalworking market. Because MagneGas2® is a new product in the industry, it may take time for end users to consider changing from acetylene to MagneGas2® and as such this may adversely impact our sales. In addition, consumption for fuel in the metalworking market is highly dependent on the economic conditions of the manufacturing industry and as such adverse conditions in the economy may also negatively impact our ability to sell our fuel to market.

The possibility of a global financial crisis may significantly impact our business and financial condition and our ability to attract customers to our relatively new technology for the foreseeable future.

The turmoil in the global financial system may adversely impact our ability to raise capital, invest in the development and refinement of our technology and to successfully market it to new customers. We may face increasing challenges if conditions in the financial markets do not improve over time. Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could have a material negative impact on our ability to attract new customers willing to try our alternative fuel products or purchase our technology.

Mergers or other strategic transactions involving our competitors could weaken our competitive position, which could harm our operating results.

There is significant competition among existing alternative fuel producers. Some of our competitors may enter into new alliances with each other or may establish or strengthen cooperative relationships with systems integrators, third-party consulting firms or other parties. Any such consolidation, acquisition, alliance or cooperative relationship could lead to pricing pressure and our loss of market share and could result in a competitor with greater financial, technical, marketing, service and other resources, all of which could have a material adverse effect on our business, operating results and financial condition.

Our failure to respond to rapid change in the market for alternative fuel products could have an adverse effect on our results of operations.

Our future success will depend significantly on our ability to keep pace with technological developments and evolving industry standards. Our delay or failure to develop or acquire technological improvements, adapt the products we develop to technological changes or provide technology that appeals to our customers may result in us not being able to successfully compete in the marketplace or the loss of customers which could ultimately cause us to cease operations.

Because our long-term plan depends, in part, on our ability to expand the sales of our solutions to customers located outside of the United States, our business will be susceptible to risks associated with international operations.

We have limited experience operating in foreign jurisdictions. We continue to explore opportunities for joint ventures internationally. Our inexperience in operating our business outside of North America increases the risk that our current and any future international expansion efforts will not be successful. Conducting international operations subjects us to new risks that, generally, we have not faced in the United States, including:

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•	fluctuations in currency exchange rates;
•	unexpected changes in foreign regulatory requirements;
•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
•	difficulties in managing and staffing international operations;
•	potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;
•	localization of our solutions, including translation into foreign languages and associated expenses;
•	the burdens of complying with a wide variety of foreign laws and different legal standards, including laws and regulations related to privacy;
•	increased financial accounting and reporting burdens and complexities;
•	political, social and economic instability abroad, terrorist attacks and security concerns in general; and
•	reduced or varied protection for intellectual property rights in some countries.

Risks Related to Our Intellectual Property

The success of our business depends, in part, upon proprietary technologies and information that may be difficult to protect and may be perceived to infringe on the intellectual property rights of third parties.

We believe that the identification, acquisition and development of proprietary technologies are key drivers of our business. Our success depends, in part, on our ability to obtain patents, maintain the secrecy of our proprietary technology and information, and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that the patents that provide us with competitive advantages will not be challenged by third parties, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

To successfully commercialize our proprietary technologies, we may need to acquire licenses to use, or to contest the validity of, issued or pending patents. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party's patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to the protection afforded by patents, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any such breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U. S. patents and patent applications may be subject to interference proceedings, U. S. patents may be subject to re-examination proceedings in the U. S. Patent and Trademark Office and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U. S. patent laws may change, possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

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Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

Many of our potential competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. Our current or future U. S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. Since patent applications are confidential until patents are issued in the United States, or in most cases, until after 18 months from filing of the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Risks Related to Our Securities and this Offering

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, shares of our common stock are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due lack of profits to date and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Stock markets in general have experienced extreme volatility recently that has at times been unrelated to the operating performance of particular companies. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.

Future sales of our common stocks in the public market by management or our large stockholders could lower our stock price.

The members of our Board, our executive officers, and Dr. Santilli collectively beneficially own approximately 12.5% of our outstanding common stock (without the inclusion of outstanding options). If the members of our Board and officers sell, or indicate intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock may decline significantly.

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Our operating results may fluctuate significantly, and these fluctuations may cause the price of our securities to fall.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. Factors that may affect our quarterly results include:

•	market acceptance of our products and those of our competitors;

•	the sales and fulfillment cycle associated with our products, which is typically lengthy and subject to a number of significant risks over which we have little or no control, and the corresponding delay in our receipt of the associated revenue;

•	our ability to complete the technical milestone tests associated with our commercial agreements;

•	our ability to attract and retain key personnel;

•	development of new designs and technologies; and

•	our ability to manage our anticipated growth and expansion.

We have a significant number of warrants outstanding, and while these warrants are outstanding, it may be more difficult to raise additional equity capital. Additionally, certain of these warrants contain price-protection provisions that may result in the reduction of their exercise prices if certain transactions occur in the future.

As of June 28, 2016, we had outstanding warrants to purchase 7,702,819 shares of common stock. The holders of these warrants are given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources. Furthermore, the majority of these warrants contain price-protection provisions under which, if we were to issue securities in conjunction with a merger, tender offer, sale of assets or reclassification of our common stock at a price lower than the exercise price of such warrants, the exercise price of the warrants would be reduced, with certain exceptions, to the lower price. Additionally, the exercise of these warrants will cause the increase of our outstanding shares of our common stock, which could have the effect of substantially diluting the interests of our current stockholders.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company through December 31, 2017, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies may also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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The price of shares of our common stock may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock now or in the future.

The price of our common stock, when traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may have difficulty finding purchasers for our shares should they attempt to sell shares held by them. Even if a more active market should develop, the price of our shares of common stock may be highly volatile. Our shares should be purchased only by investors having no need for liquidity in their investment and who can hold our shares for an indefinite period of time.

On June 16, 2016, the Company received notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock was subject to potential delisting from the Nasdaq because for a period of thirty (30) consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). The notification had no immediate effect on the listing or trading of the common stock on the Nasdaq Capital Market.

Nasdaq stated in its letter that in accordance with the Nasdaq Listing Rules the Company has been provided an initial period of 180 calendar days, or until December 13, 2016, to regain compliance. The letter states that the Nasdaq Staff will provide written notification that the Company has achieved compliance with the minimum bid price listing requirement if at any time before December 13, 2016, the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days.

If the Company is unable to regain compliance by December 13, 2016, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance with the bid price requirement. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares set forth in Market Place Rule 5550(a) and all other initial listing standards for the Nasdaq Capital Market set forth in Marketplace Rule 5505, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of its Common Stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

No assurances can be made that our common stock will remain listed on Nasdaq Capital Market. If we are not able to comply with the Nasdaq Capital requirements, our common stock will be delisted from Nasdaq and our common stock would likely be quoted on the OTCQX or OTCQB markets owned by OTC Markets Group Inc. As a consequence of any such delisting, a stockholder would likely find it more difficult to dispose of, or to obtain accurate quotations as to the prices of our common stock. Also, a delisting of our common stock would adversely affect our ability to obtain financing for the continuation of our operations and harm our business.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	Variations in our revenues and operating expenses;

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•	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	Market conditions in our industry, the industries of our customers and the economy as a whole;

•	Actual or expected changes in our growth rates or our competitors’ growth rates;

•	Developments in the financial markets and worldwide or regional economies;

•	Announcements of innovations or new products or services by us or our competitors;

•	Announcements by the government relating to regulations that govern our industry;

•	Sales of our common stock or other securities by us or in the open market; and

•	Changes in the market valuations of other comparable companies.

We currently have shares of preferred stock outstanding that limit the rights of holders of our common stock.

Our certificate of incorporation authorizes us to issue up to 10,000,000 shares of preferred stock. An issuance of shares of preferred stock could:

•	adversely affect the voting power of the holders of our common stock;

•	make it more difficult for a third party to gain control of us;

•	discourage bids for our common stock at a premium; and

•	limit or eliminate any payments that the holders of our common stock could expect to receive upon our liquidation; or otherwise adversely affect the market price or our common stock.

As of December 31, 2015, we had 1,000,000 shares of preferred stock outstanding, which entitles the Santilli Family (as defined below) to voting rights in the aggregate of 100,000,000,000 votes. Such preferred stock has liquidation and dividend rights over common stock, which is not in excess of its par value. Further, the preferred stock does not have any conversion rights or mandatory redemption features. The rights, preferences and privileges granted to or imposed upon these shares of preferred stock significantly limit or impair the voting, dividend and liquidation rights of holders of our common stock.

Certain members of our Board, their affiliates and our executive officers, as stockholders, control our company.

The members of our Board, our executive officers, and Dr. Santilli collectively beneficially own approximately 12.5% of our outstanding common stock (without the inclusion of outstanding options). As a result of this ownership, they have the ability to significantly influence all matters requiring approval by stockholders of our company, including the election of directors. In particular, Dr. Santilli, the former Chairman of our Board together with his spouse Carla Santilli (a member of our Board), beneficially own 6.25% of our outstanding common stock (without the inclusion of outstanding options). In addition to ownership of our common stock, Dr. Santilli and his spouse Carla Santilli, together with their children, Ermanno Santilli, our Chief Executive Officer, and Luisa Ingargiola, our Chief Financial Officer (the “Santilli Family”), beneficially maintain voting control over 100% of our outstanding 1,000,000 shares of preferred stock, which entitles the Santilli Family to voting rights in the aggregate of 100,000,000,000 votes. As a result, the Santilli Family has the ability to significantly influence all matters requiring approval by stockholders of our company. This concentration of ownership also may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise receive a premium for their shares over current market prices.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts from Northland Capital Markets currently cover our common stock but may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

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Future issuance of our common stock could dilute the interests of existing stockholders.

We may issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such common stock as consideration or by investors who acquired such common stock in a private placement could have an adverse effect on the market price of our common stock.

The application of the Securities and Exchange Commission’s “penny stock” rules to our common stock could limit trading activity in the market, and our stockholders may find it more difficult to sell their stock.

Our common stock trades at less than $5. 00 per share and is therefore subject to the SEC’s penny stock rules. Penny stocks generally are equity securities with a price of less than $5. 00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our securities.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our securities, which may limit a stockholder’s ability to buy and sell our securities and have an adverse effect on the market for our securities.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market price of our common stock for returns on equity investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

We will have broad discretion over the use of the net proceeds from this registered offering and may not use them effectively.

Our management will have broad discretion to use the net proceeds of this registered offering for a variety of purposes, including, further development of our products and operations, working capital and general corporate purposes. We may spend or invest these proceeds in a way with which our stockholders disagree. Failure by our management to effectively use these funds could harm our business and financial condition. Until the net proceeds are used, they may be placed in investments that do not yield a favorable return to our investors, do not produce significant income or lose value.

Our certificate of incorporation, bylaws and the Delaware General Corporation Law may delay or deter a change of control transaction.

Certain provisions of our certificate of incorporation and bylaws may have the effect of deterring takeovers, such as those provisions prohibiting stockholders from acting by written consent in lieu of a meeting; requiring advance notice of stockholder intention to put forth director nominees or bring up other business at a stockholders’ meeting; prohibiting stockholders from calling a special meeting of stockholders; requiring a 66 2/3% majority stockholder approval in order for stockholders to amend certain provisions of our certificate of incorporation or bylaws or adopt new bylaws; providing that, subject to the rights of preferred shares, the directors will be divided into three classes and the number of directors is to be fixed exclusively by our Board; and providing that none of our directors may be removed without cause. Section203 of the DGCL, from which we did not elect to opt out, provides that if a holder acquires 15% or more of our stock without prior approval of our Board, that holder will be subject to certain restrictions on its ability to acquire us within three years. These provisions may delay or deter a change of control of us, and could limit the price that investors might be willing to pay in the future for shares of our common stock.

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PRICE RANGE OF COMMON STOCK

The following table sets forth the high and low sales price per share of common stock as reported by NASDAQ Capital Market for the periods indicated:

	High	Low
Fiscal Year 2014
First quarter ended March 31, 2014	$2.40	$0.44
Second quarter ended June 30, 2014	$1.72	$1.17
Third quarter ended September 30, 2014	$1.56	$1.04
Fourth quarter ended December 31, 2014	$1.30	$0.66

Fiscal Year 2015
First quarter ended March 31, 2015	$1.05	$0.42
Second quarter ended June 30, 2015	$1.58	$0.52
Third quarter ended September 30, 2015	$1.29	$0.80
Fourth quarter ended December 31, 2015	$2.50	$0.93

Fiscal Year 2016
First quarter ended March 31, 2016	$1.60	$1.04
Second quarter through June 28, 2016	$1.08	$0.71

Approximate Number of Equity Security Holders

As of June 28, 2016, there were approximately 245 stockholders of record. Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

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USE OF PROCEEDS

As there is no placement agent, the net proceeds to us from this registered offering will be $2,947,368 (the only deduction is $0.01 for each Series E-7 Warrant share) before paying offering expenses, assuming all offered shares are sold. We are paying advisory fees associated with the transaction of 4.75% (i.e., $190,000).

We intend to use the net proceeds from this registered offering primarily for working capital and general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.  Pending the use of the net proceeds from this registered offering as described above, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 90,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of June 28, 2016, there were 45,899,534 shares of our common stock outstanding. Of the 10,000,000 shares authorized of preferred stock at a par value of $0.001, 1,000,000 shares have been designated and issued as Series A Preferred Stock, 2,141.1328 shares have been designated and issued as Series B Convertible Preferred Stock, 2,100.5 shares have been designated and issued as Series C Convertible Preferred Stock, 1,060 shares have been designated and issued as Series D-1 Convertible Preferred Stock, and 940 shares have been designated and issued as Series D-2 Convertible Preferred Stock. As of June 28, 2016, only the 1,000,000 shares of Series A Preferred Stock is outstanding. All of the Series B, C, D-1, and D-2 shares previously issued have been converted into shares of Common Stock.

DESCRIPTION OF THE WARRANTS

We are offering Series E-4 Warrants to purchase up to 7,017,544 shares of common stock in this offering. Each Series E-4 Warrant will have an exercise price of $1.01 per share, will be exercisable upon issuance and will expire 90 days after shareholder approval for the Company to possibly issue underlying shares pursuant to the securities purchase agreement in excess of 19.99% of the issued and outstanding shares of common stock on June 27, 2016 is obtained and deemed effective; provided, however, the holder of the Series E-4 Warrant in lieu of receiving shares of common stock upon exercise, may pay the aggregate exercise price less $0.01 and extend the term of such Series E-4 Warrant, to the extent exercised, indefinitely as a pre-paid Series E-4 Warrant.

We are offering Series E-7 Warrants to purchase up to 5,263,158 shares of common stock. Each Series E-7 Warrant will be pre-paid at a price per share of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) minus $0.01. The Series E-7 Warrants will be exercisable, subject to certain limitations, immediately and have an infinite term of exercise.

Subject to compliance with any applicable securities laws, any portion of a Series E-4 Warrant, or Series E-7 Warrant may be transferred by the holder upon surrender of the warrant.  The Series E-4 Warrants and Series E-7 Warrant will not be listed on the Nasdaq Capital Market or any other securities exchange and there is currently no established trading market for the warrants. We do not intend to make a market in the Series E-4 Warrants or Series E-7 Warrants and do not expect that one will develop. Therefore, the Series E-4 Warrant and Series E-7 Warrant holders may have to hold the warrants they purchase in this offering, until such time, if any, as they wish to exercise them. The Series E-4 Warrant and Series E-7 Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Series E-4 Warrants or Series E-7 Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Series E-4 Warrants or Series E-7 Warrants, each holder will be entitled to one vote for each share held on record on all matters to be voted on by stockholders.

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Pursuant to the terms of the Series E-4 Warrants and Series E-7 Warrants holders are not permitted to exercise the warrants for an amount of common stock that would result in a holder owning more than 4.99% of our common stock outstanding after the exercise. In addition, without shareholder approval, the Company cannot issue, upon exercise of the Series E-4 Warrants or Series E-7 Warrants a number of shares of our common stock which, when aggregated with any shares of our common stock issued in connection with any conversion of the Senior Convertible Debenture issued pursuant to the securities purchase agreement and in connection with the exercise of any warrants issued pursuant to the securities purchase agreement, would exceed 19.99% of our common stock outstanding after the exercise.

We will not be required to issue any fractional shares of our common stock upon the exercise of a Series E-4 Warrant or Series E-7 Warrant. Instead, the Company may elect to either pay cash equal to the product of such fraction multiplied by the closing price of one warrant share on the date of exercise or have the number of shares of common stock exercised will be rounded up to the nearest whole number.

The exercise price and number of shares of common stock issuable on exercise of the Series E-4 Warrants and Series E-7 Warrants may be adjusted in certain circumstances including in the event of our recapitalization, reorganization, merger or consolidation.

We will attempt to maintain the effectiveness of a current prospectus covering the common stock issuable upon exercise of the Series E-4 Warrants and Series E-7 Warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and we may not be able to maintain our eligibility to use such current prospectus. If the prospectus relating to the common stock issuable upon the exercise of the Series E-4 Warrants and Series E-7 Warrants is not current or if we are not eligible to use such current prospectus or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value.

The warrants may initially be represented in one or more permanent global certificates in fully registered form and will be deposited with a custodian for, and registered in the name of a nominee of the Depository Trust Company, New York, New York, as depositary.

UNREGISTERED WARRANTS

Concurrently with the closing of the sale of shares of Series E-4 Warrants and Series E-7 Warrants in this registered offering, we also expect to issue and sell to the same institutional investor: (i) Series E-1 Warrants to purchase up to 3,508,772 shares of common stock; (ii) Series E-2 Warrants to purchase up to 1,754,386 shares of common stock; (iii) Series E-5 Warrants to purchase up to 3,508,772 shares of common stock; and (iv) Series E-6 Warrants to purchase up to 1,754,386 shares of common stock.

Each of the Series E-1 and Series E-2 Warrants shall be initially exercisable on the six (6) month and one (1) day anniversary of the issuance date and have a term of exercise equal to seven (7) years from the date on which first exercisable. In connection with the issuance of the Series E-4 Warrants, the Series E-5 and E-6 Warrants will vest ratably only upon the exercise of the Series E-4 Warrants. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may exercise those warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

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UNREGISTERED DEBENTURE

Concurrently with the closing of the sale of the Series E-4 Warrants and Series E-7 Warrants in this registered offering, and the sale of the unregistered Series E-1 Warrants, Series E-2 Warrants, Series E-5 Warrants, and Series E-6 Warrants we also expect to issue and sell to the same institutional investor a Senior Convertible Debenture Due in June 2021 in the principal amount of $1,000,000 (the “Debenture”). The Debenture will have a conversion price of $0.57 (a 20% discount to the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2016) for 1,754,386 shares of common stock issuable upon conversion of the Debenture.

A holder of the Debenture will not have the right to convert any portion of the Debenture if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion.

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, investors may convert the Debenture and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2016 on an actual basis and on an as adjusted basis to reflect our receipt of estimated net proceeds of approximately $2,947,368 from the sale of the Series E-4 Warrants and Series E-7 Warrants (the only deduction is $0.01 for each Series E-7 Warrant share) and the unregistered securities.

This table should be read in conjunction with “Use of Proceeds” and our audited and unaudited financial statements.

	March 31, 2016
	As Reported	As Adjusted
	(unaudited)	(unaudited)

Cash and cash equivalents	$2,217,442	$5,164,810
Preferred stock, par value $0.001, 10,000,000 shares authorized; 1,000,000 issued and outstanding before the offering	$1,000	$1,000
Common stock, par value $0.001, 90,000,000 shares authorized; 45,749,534 issued and outstanding before the offering	45,749	51,012
Additional paid in capital	50,865,373	53,807,478
Accumulated deficit	(37,709,947)	(37,709,947)
Total stockholders’ equity	13,202,175	16,149,543

PLAN OF DISTRIBUTION

We are not utilizing a placement agent. We are selling the Series E-4 Warrants and Series E-7 Warrants directly to an institutional investor. We negotiated the offering price for the securities in this offering with prospective investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

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Closing

We currently anticipate that closing of the Series E-4 Warrants and Series E-7 Warrants will take place on or about June 29, 2016. Within two days after the execution of the securities purchase agreement, each purchaser will deliver to us an amount equal to such purchaser’s subscription amount (via wire transfer or a certified check of immediately available funds). On the closing date, we will deliver to each purchaser the Series E-4 Warrants and Series E-7 Warrants.

Lock-Up

We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 90 days thereafter (other than Global Beta, LLC, which Carla Santilli, a director of the Company, and her husband, Dr. Ruggero Maria Santilli, each own 50% of the company, who has agreed to a lock-up that extends for 30 days).

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “MNGA”.

Additional Information

In the ordinary course of its business, the placement agent and its affiliates may actively trade or hold our securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in our debt or equity securities.  The placement agent and its affiliates have performed and may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

Stevenson & Company CPAS LLC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2015 and 2014, as set forth in their report, which is incorporated by reference herein and in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Stevenson & Company CPAS LLC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement.  This prospectus supplement does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

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We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above.  We maintain a website at http://www.magnegas.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have filed or may in the future file with the SEC. This means that we can disclose important information by referring you to those documents.  You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement.  We hereby incorporate by reference the following documents into this prospectus supplement (other than any portion of such filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2015, filed with the SEC on, respectively, March 23, 2016 and May 16, 2016;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

•	our Current Reports on Form 8-K filed with the SEC on May 18, 2016, June 6, 2016, June 22, 2016, and June 27, 2016; and

•	our Definitive Information Statement on Schedule 14C filed with the SEC on June 3, 2016.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.magnegas.com.  You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

Attention: Corporate Secretary

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PROSPECTUS

MagneGas Corporation

$50,000,000

Common Stock, Preferred Stock,

Warrants, Rights, Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On June 8, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.85 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $44,443,469 based on 45,899,534 shares of outstanding common stock, of which 40,403,154 are held by non-affiliates, and a per share price of $1.10 based on the closing sale price of our common stock on April 14, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used throughout this prospectus and the prospectus supplement, the terms “MagneGas,” the “Company,” “we,” “us,” and “our” refer to MagneGas Corporation. When we refer to “you,” we mean the holders of the applicable series of securities.

MagneGas®, MagneGas2®, and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in the registration statement are the property of the respective owners. Solely for convenience, some of our trademarks and service marks referred to in this prospectus may appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trade names, trademarks and service marks.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, information statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2015, filed with the SEC on, respectively, March 23, 2016 and May 16, 2016;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

•	our Current Reports on Form 8-K filed with the SEC on May 18, 2016 and June 6, 2016;

•	our Definitive Information Statement on Schedule 14C filed with the SEC on June 3, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

Overview

We were organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and our name was changed to MagneGas Corporation.

Our principal executive offices are located at 11885 44th Street North, Clearwater, FL 33762 and our telephone number is (727) 934-3448. Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

Our Products

We currently have three products: the fuel called MagneGas2® for the metal working industry, the equipment primarily known in the firefighting industry, known as MagneTote, and the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, the Company sells metal cutting fuels and ancillary products through its wholly owned subsidiary, Equipment Sales and Service, Inc. (“ESSI”), a Florida corporation.

While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

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Fuel

In the United States, we currently produce MagneGas2®, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting. The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent tests have confirmed that it cuts 38% faster than acetylene. The fuel has similar properties as acetylene making it easier for end users to adopt with limited training.

MagneTote is a storage and transport system that can be used by firefighters, military and first responders which allows quicker access to fuel. The system has been designed to be used in emergency extraction situations.

Equipment

The Plasma Arc Flow® System can gasify many forms of liquids and liquid waste such as used vegetable oils, ethylene glycol and sewage and sludge. Plasma Arc Flow® refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow® refineries range in price from $500,000 to $5 Million.

The Company is pursuing three major market segments:

•	Industrial Gas Sales

•	Equipment Sales for Liquid Waste Processing

•	Use of MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company’s Research and Development focuses on the following:

•	High volume processing of oil

•	Combustion of MagneGas2® with hydrocarbon fuels, such as coal, to reduce emission

•	Third party verification of fuel and equipment safety and performance results

Sales

Industrial Gas Sales

ESSI is being used as a launching platform to accelerate MagneGas2® fuel sales into the Florida market by allowing the Company access to a variety of goods and services for the metal working market and access to acetylene customers for potential conversion into MagneGas2®. In 2015, ESSI had sales of $2,383,981 which includes MagneGas2® fuel sales.

ESSI operates a business of sales and distribution of industrial gases and related equipment from its headquarters in Pinellas Park, Florida.

Additionally, we intend to acquire other gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

The Company has a strategy of selling fuel to the military, the first responder market and major marquee customers in the electric utility and waste to energy industry. The fuel is sourced through ESSI or through local distributor relationships in various states. To that end it has received initial fuel orders from several major customers including utility companies, a transportation company, the U.S. Navy, the Fire Department of New York and several others. All of these sales have long sales cycles as initial orders have been received and filled and the Company is in various stages of the procurement process for additional penetration and recurring orders. The ramp of period for these customers can range from several weeks to several months. In addition, the Company has signed an exclusive distribution agreement with a Florida company to distribute fuel and MagneTote to the first responder market throughout the Southeastern United States.

Equipment Sales

The Company is pursuing international equipment sales in strategic areas of the world through social media, industry events and a network of independent brokers. The Company also retained two experienced consultants for this market, one with substantial experience in waste-water and hazardous waste remediation and the other with international access to funding and partners through the United Nations.

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On November 11, 2015, the Company executed agreements with Green Arc Supply of Louisiana for the sale of a MagneGas2® gasification system for $765,000. A deposit of $382,500 was received at the execution of the agreements with $191,500 due and payable when the system construction is 75% complete, balance due and payable upon the completion of the system construction. The Company has until August 2016 to complete the manufacture of the system.

MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company has completed internal testing both in the United States and Australia of the effect of combusting MagneGas2® with hydrocarbon fuel exhaust and has demonstrated reduced hydrocarbon emission and increased heat with the co-combustion of coal and other hydrocarbon fuels and MagneGas2®.

On September 13, 2014 the Company and FuturEnergy PTY, LTD of Australia signed a term sheet in order to form a Joint Venture (“JV LLC Australia”) for the purposes of pursuing the co-combustion of MagneGas2® fuel with hydrocarbon fuels to reduce emissions. Under the terms of the agreement, each owner of JV LLC Australia controls 50% of the rights to all hydrocarbon fuel emission reductions through co-combustion of MagneGas2® fuel including diesel, gasoline and coal.

On March 20, 2015, the Company and FuturEnergy PTY, LTD finalized a term sheet (the “March 2015 Term Sheet”) with a confidential party from Michigan for a tri-party joint venture implemented through a Delaware limited liability company (the “JV LLC”). Each party owns one-third of the JV LLC which is engaged in the worldwide testing, development, and pursuit of the co-combustion of MagneGas2® with coal and coal by-products in the electric power plant industry. The March 2015 Term Sheet was due to expire on December 31, 2015 unless the three parties agreed to extend the term. During the week of December 14, 2015, the JV LLC successfully tested the co-combustion technology internally. On December 26, 2015, the parties agreed to extend the March 2015 Term Sheet until December 31, 2016. The extension allows the parties to attain verification by an independent agency of the co-combustion technology by December 31, 2016.

A major research center in the United States associated with a large utility company is currently conducting third party testing and validation. The accident at the Company headquarters on April 16, 2015 (please see below under the heading “Accident at Company Facility”) has delayed the supply of fuel for this testing. In late 2015 we began production again of the fuel needed for the co-combustion testing. It is now anticipated that this validation report will be received in 2016. There are, however, many variables associated with the timing of this report. In late 2015, the Company identified the specific fuel characteristics needed to optimize combustion, which is a significant development for this project.

Research and Development

Increased System Efficiency for Greater Fuel Output

The Company has begun working with an advanced power system to test another method of delivering power to the arc within the MagneGas system. Initially analysis has shown that using a more efficient power delivery method could increase fuel output per kilowatt. This testing started in May 2016 and is ongoing.

Sterilization System for Agricultural Use

In early 2015, the Company completed a new generation of mobile systems for use with the sterilization of manures and sewage waste. It has developed a new 50kw Venturi System which was tested at a major hog farm in Indiana. The Company has conducted multiple successful tests at the farm with increasing flow and efficiency rates. The pilot plant achieved what was expected, namely it achieved full sterilization of manures processed through the 50kw pilot system. The Company made a presentation to officials at the United States Department of Agriculture in early 2016. The officials indicated that there are grant programs available for these types of projects and the Company has retained a consultant to assist through the grant application process which was submitted May 10, 2016. A decision on the grant application is anticipated to arrive in September 2016.

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Facilities

In March 2016, the Company moved into its new headquarters 18855 44th Street North, Clearwater, Florida. This new facility is 18, 000 square feet and has the capacity for three MagneGas systems to run simultaneously for multiple shifts. The Company is in the process of installing all three systems while we continue to produce fuel in our old location

Intellectual Property

The Plasma Arc Flow® refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced. In addition to the patents list below, the Company has several patents pending.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U. S. patents:

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U. S. Patent No. 6,926,872 –issued August 9, 2005, expires June 29, 2018, titled “Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;”

U. S. Patent No. 6,972,118– issued December 6, 2005, expires November 13, 2022, titled “Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;”

U. S. Patent No. 7,780,924– issued August 24, 2010, expires June 7, 2029, titled “Plasma-arc-flow apparatus for submerged long lasting electric arcs operating under high power, pressure and temperature conditions to produce a combustible gas;”

U. S. Patent No. 8,236,150 – issued August 7, 2012, expires September 17, 2030, titled, “Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs;”

U.S. Patent No. 6,183,604 – issued February 6, 2001, expires August 11, 2019, titled “Durable and efficient equipment for the production of a combustible and non-pollutant gas from underwater arcs and method therefor;”

U.S. Patent No. 6,540,966 – issued April 1, 2003, expires June 29, 2018, titled “Apparatus and Method for Recycling Contaminated Liquids;”

U.S. Patent No. 6,673,322 – issued January 6, 2004, expires June 29, 2018, titled “Apparatus for Making a Highly Efficient, Oxygen Rich Fuels;” and

U.S. Patent No. 6,663,752 – issued December 16, 2003, expires July 9, 2022, titled “Clean Burning Liquid Fuel Produced Via a Self -Sustaining Processing of Liquid Feedstock.”

In addition to the above-listed utility patents, Magnegas Corporation is the assignee of multiple pending provisional applications and non-provisional utility patent applications. Furthermore, Magnegas Corporation is the owner of record for the registered trademark MAGNEGAS in both the United States and Mexico.

Accident at Company Facility

On April 16, 2015, there was an accident at the Company’s facilities which occurred during the gas filling process. As a result of the accident, one employee was killed and one was injured but has recovered and has returned to work. Although the Company has Workers Compensation Insurance and General Liability Insurance, the financial impact of the accident is unknown at this time. No customers have terminated their relationship with the Company as a result of the accident. On October 14, 2015 the Company received their final report from the Occupational and Safety Hazard Administration (“OSHA”) related to the accident at the Company headquarters on April 16, 2015.  The OSHA report included findings, many of which were already resolved and a proposed citation. The Company was not cited for any willful misconduct and no final determination was made as to the cause of the accident.  The Company received citations related to various operational matters with a total fine of $52,000. The Company has also been informed by the U.S. Department of Transportation that it has closed its preliminary investigation with no findings or citations to the Company. The U.S. Department of Transportation has the right to re-open the investigation should new information become available.

The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time.  It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales.  The Company continues to be fully operational and transparent with all regulatory agencies.

Employees

We presently have forty one full-time employees. We occasionally have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited financial resources and our ability to obtain additional financing;

•	the development and successful commercial acceptance of our products;

•	the cost of compliance with government regulations;

•	that our technology is unproven on a large-scale industrial basis;

•	our dependence on our management team;

•	risks of product liability;

•	our competition, including from significantly larger alternative fuel companies;

•	a slow pace of industry adoption of MagneGas2®; and

•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of this offering for working capital and other general corporate purposes. Such purposes may include research and development expenditures and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

Our amended certificate of incorporation authorizes 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 7, 2016, there were 45,899,534shares of our common stock outstanding and 1,000,000 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. Each series of preferred stock is to be issued under our certificate of incorporation and a certificate of designation to be approved by the board of directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

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Of the 10,000,000 shares authorized of preferred stock at a par value of $0.001, 1,000,000 shares have been designated and issued as Series A Preferred Stock, 2,141.1328 shares have been designated and issued as Series B Convertible Preferred Stock,2,100.5 shares have been designated and issued as Series C Convertible Preferred Stock, 1,060 shares have been designated and issued as Series D-1 Convertible Preferred Stock, and 940 shares have been designated and issued as Series D-2 Convertible Preferred Stock. As of June 7, 2016, only the 1,000,000 shares of Series A Preferred Stock is outstanding. All of the Series B, C, D-1, and D-2 shares previously issued have been converted into shares of Common Stock.

Series A Preferred Stock has liquidation and dividend rights over common stock, which is not in excess of its par value. The preferred stock has no conversion rights or mandatory redemption features. There have been 1,000,000 shares of Preferred Stock issued to an entity controlled by Dr. Ruggero Santilli, Ermanno Santilli, President and CEO, Luisa Ingargiola, CFO and Carla Santilli, Director. Ermanno Santilli and Luisa Ingargiola have no equity interest, only voting control. Each share of Preferred Stock is entitled to 100,000 votes.

Election of Directors

The holders of shares of common stock and the equivalent Series A Preferred Stock, voting together, shall appoint the members of our board of directors. Each share of common stock is entitled to one vote.

Options and Warrants

During the twelve month period ended December 31, 2015, there were 5,486,481 shares of common stock issued in connection with exercises of warrants for gross proceeds to the Company of $6,672,207: 2,326,416 shares (warrants with $1.11 exercise price originally issued during the January 2014 financing), 3,100,000 shares (warrants with $1.31 exercise price originally issued during the October 2014 financing), 21,389 shares (warrants with $1.35 exercise price originally issued during the June 2013 financing), and 38,676 shares (141,465 warrants with $1.35 exercise price originally issued during the June 2013 financing that were exercised on a cashless basis).

During the twelve month period ended December 31, 2015, a consultant exercised, via a cashless exercise, the option to purchase 50,000 shares of common stock at an exercise price of $1.17. The cashless exercise resulted in the consultant receiving 47,500 shares.

During the twelve month period ended December 31, 2015, a non-executive employee exercised, via a cashless exercise, the option to purchase 10,000 shares of common stock at an exercise price of $0.75. The cashless exercise resulted in the non-executive employee receiving 4,565 shares.

In February 2015, the Board granted to three executive employees (including two members of the Board) the option to purchase, in the aggregate, 350,000 shares of common stock at an exercise price of $0.72 (the closing price on February 13, 2015). The vesting schedule of the options was to be determined by the Board based on the Company’s achievement of pre-determined performance criteria. In August 2015, the Board signed resolutions whereby they agreed that the Company had achieved 55% of the pre-determined performance criteria and that the three executive employees should immediately vest in 55% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 192,500 shares. In February 2016, the Board signed resolutions whereby they agreed that the Company had achieved another 45% of the pre-determined performance criteria and that the three executive employees should immediately vest in another 45% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 332,500 shares. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

In June 2015, the Board granted to thirty six non-executive employees the option to purchase, in the aggregate, 250,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

In June 2015, the Board granted to one executive employee and one non-executive employee the option to purchase, in the aggregate, 80,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

On February 1, 2016, the Board granted to a consultant the option to purchase 50,000 shares of common stock at an exercise price of $1.29 (the closing price on January 29, 2015). These options vested immediately. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

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The following is a summary of outstanding options and warrants as of March 31, 2016:

	Options &		Weighted Average
	Warrants	Options	Intrinsic	Exercise	Remaining
	Outstanding	Vested	Value	Price	Term
December 31, 2014	16,169,675	3,217,500	$2.27	$1.41	2.8 years

Granted	680,000		1.20	1.72
Exercised	(5,538,556)
Forfeited	105,289
December 31, 2015	11,802,819	,3,435,000	$2.12	$1.32	2.4 years
Granted
Exercised
Forfeited
March 31, 2016	11,802,819	3,332,500	2.12	1.32	2.1 years

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

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Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

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The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the procedures and conditions relating to the exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

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Outstanding Warrants

As of March 31, 2016 we had outstanding warrants to purchase 7,702,819 shares of common stock with the following exercise prices and expiration dates:

Number of Shares	Exercise Price	Expiration Date
2,150,000	$1.31	October 2019
608,142	$1.35	June 2018
1,896,552	$2.15	March 2019
1,980,438	$3.00	October 2016
1,067,687	$4.00	March 2017
7,702,819

The exercise prices of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, or other corporate changes.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription right;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement to be entered into by the Company and the unit agent named therein under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	directly to agents;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; or

•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of convertible preferred. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

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Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of MagneGas Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Stevenson & Company CPAS LLC, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Stevenson & Company CPAS LLC’s report, given on their authority as experts in accounting and auditing.

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MAGNEGAS CORPORATION

Series E-4 Warrants to purchase up to 7,017,544 Shares of Common Stock

7,017,544 Shares of Common Stock underlying the Series E-4 Warrants

Series E-7 Warrants to purchase up to 5,263,158 Shares of Common Stock

5,263,158 Shares of Common Stock underlying the Series E-7 Warrants

Prospectus Supplement

June 29, 2016